EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby further consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement (File No. 333-60621).


ARTHUR ANDERSEN LLP



New York, N.Y.
April 15, 1999